EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT is made and entered into this 30th day of November 2001, between NIKOLAS KONSTANT (hereinafter referred to as "Employee") and HOLLYWOOD PARTNERS.COM, INC., a Delaware corporation, by and through its Board of Directors (hereinafter referred to as "Employer").

         IN CONSIDERATION of the mutual promises set forth below, Employee and Employer hereby agree as follows:

         1. EMPLOYMENT. Employer hereby agrees to employ Employee and Employee hereby agrees to provide services to Employer in the position of Chief Executive Officer upon the terms and conditions hereinafter set forth.

         2. DUTIES. Employee shall perform the duties and responsibilities set forth in Exhibit "A" during the term of this Agreement. Employer shall appoint Employee to a seat on the Board of Directors.

         3. TERM OF AGREEMENT. The parties agree that the initial term of this Agreement shall be two (2) years commencing December 1, 2001.

         Should Employer terminate this Agreement and Employee's employment for any reason other than for cause (as set forth below) and/or breach any provision of this Agreement, and further excluding the case in which Employee shall resign in the absence of Employer's breach, then all rights of forfeiture of the shares of Employer common stock issued as a result of this Agreement shall expire immediately.

         Notwithstanding any contrary provision set forth hereinabove, Employer shall have the right, at its option, to terminate this Agreement for cause upon:

                  a.)      Employee's material breach of this Agreement;

                  b.)      Employee's willful misconduct or gross negligence in
the discharge of his duties hereunder; or

                  c.)      Employee's commission of any act of moral turpitude
which detrimentally affects the Company or is reasonably likely to detrimentally affect the Company;

provided, however, that prior to terminating Employee pursuant to clause (a), Employer shall give Employee at least fifteen (15) business days' written notice of an intent to terminate due to such failure to act or breach, which notice shall specify such failure or breach, and, if Employee cures such failure or breach within such fifteen (15) day period, this Agreement shall remain in full force and effect.

         Employer may also terminate the employment of Employee hereunder upon the death of Employee or upon Employee's inability by reason of sickness or disability, as described in Paragraph 11 below, to perform his obligations for a period of more than one hundred eighty (180) days consecutively without payment of the lump sum described above.

         Employee may terminate his employment hereunder upon at least fifteen
(15) days' prior written notice to Employer of a material breach of this Agreement by Employer, which notice shall specify such breach, provided that if Employer cures such breach within such fifteen (15) day period, this Agreement shall remain in full force and effect.

         In the event of termination by Employee as aforesaid, the removal of all stock legends related to risk of forfeiture shall be accomplished within thirty (30) days of said termination.

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         4. EMPLOYEE WORKING CONDITIONS. Employer agrees that, during the term of this Agreement, Employer: (1) shall maintain a board of directors of three persons which shall include the Employee and one other person nominated by the Employee; (2) shall treat Employee with respect and professional courtesy commensurate with Employee's position; (3) shall provide, establish and maintain reasonable working conditions for Employee and abide by all state, federal and local employment regulations and laws; (4) shall not, without the express written consent of Employee, alter or significantly reduce the duties and responsibilities assigned to Employee as set forth in Exhibit "A" to this Agreement; (5) shall not, without Employee's express written consent, reduce the facilities and perquisites made available to Employee at the time this Agreement is executed and as enhanced during the term of this Agreement; (6) shall not materially reduce the type or level of Employee benefits to which Employee is entitled at the time this Agreement is executed and as enhanced during the term of this Agreement; and (7) shall allow Employee to perform his duties from locations other than the Employer's place of business. If the parties mutually agree to relocate the corporate offices, Employee shall within a reasonable time thereafter arrange to be present at the corporate offices from time to time on a regular basis demonstrating a presence commensurate with his position.

         5. SALARY. As consideration for Employee's services as set forth in Exhibit "A" to this Agreement, Employee agrees to accept and Employer agrees to pay Employee a lump sum salary of three hundred thousand and 00/100 dollars ($300,000.00) payable in the form of 20,000,000 shares of Employer's restricted common stock. The stock certificates in the denominations designated by Employee shall be issued immediately upon request by Employer after a registration statement registering the 20,000,000 common shares on whatever form is available to Employer shall become effective.

                  a). The parties hereto acknowledge that this advance is in full settlement of all salary obligations to the Employee by the Employer and therefore should the Employee fail to successfully complete the duties assigned to him as set forth on Exhibit A to this Agreement on or before the end of the initial term of employment, the Employee shall return the certificate or certificates representing the 20,000,000 shares of restricted common stock back to the Company for cancellation. The certificate or certificates representing the 20,000,000 shares of restricted common stock shall bear an additional restrictive legend referring to this Agreement and the substantial right of forfeiture.

                  b). Due to the substantial right of forfeiture, Employer agrees not to withhold taxes upon issuance of the 20,000,000 shares of restricted common stock nor require the payment of estimated taxes until such time as the substantial risk of forfeiture lapsed or the Employee makes a
Section 83(b) election pursuant to the Internal Revenue Code, whichever first occurs.

         6. EXPENSES. The Employee shall be reimbursed by Employer for all reasonable expenses incurred in the course of performing services for the Employer including but not limited to expenses related to mobile communications, travel, entertainment and the like. Employees shall receive reimbursement within 10 days of providing the Employer on the form provided to the Employee by the Employer a report of his expenses including receipts where available.

         7. BENEFITS. Employee shall be provided health and welfare benefits including but not limited to medical, dental, disability and life insurance and vacation and sick leave on the same terms and conditions as similarly situated employees. Employee, at his election, may be reimbursed for medical plan selected by him rather than receiving coverage under the medical plans maintained by the employer. Long term disability insurance shall be fully paid during all periods of eligibility requiring premium. In addition, Employee shall be entitled to qualify for and participate in other Employer benefit plans, 401K plan, bonus programs and stock option programs, if any, in accordance with the terms of such plans and programs.

         8. OTHER INTERESTS. Employer acknowledges that Employee owns and operates Dydx Group of Funds, an Illinois corporation. Nothing in this Agreement shall prohibit Employee continuing to perform services for or spend time overseeing the operation of Dydx Group of Funds as Employee deems necessary. In addition, during the term of this Agreement, Employee shall be allowed to pursue other business interests or professional pursuits, provided that Employee's pursuit of other business interests shall not materially diminish Employee's performance of his duties as set forth herein.

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         9. HEALTH AND WELFARE. As further consideration for Employee's services, Employer agrees to provide after termination of this Agreement health and welfare insurance benefits to Employee under the same terms and conditions as provided to Employee during the term of this Agreement during the period and to the extent required by COBRA. Employee's benefits shall also include a life insurance policy in a death benefit amount of not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) naming ________________ as beneficiary, also remaining in effect for the period of time COBRA health insurance benefits continue.

         10. TRADE SECRETS. Employee will, in the course of his duties on behalf of Employer, be advised of certain business matters and affairs of Employer regarding its clients and the management of its business. The duties performed by Employee for Employer place him in a position of trust and confidence with respect to certain trade secrets relating to the business of Employer and not generally known to the public. Employee will not, either during the term of his employment or any time in the future, directly or indirectly:

                  a.) disclose or furnish, directly or indirectly, to any other person, firm, agency, corporation, client, business, or enterprise, any trade secrets acquired by him during the term of this Agreement except in confidence in the ordinary course of the Company's business where appropriate to serve the interests of the Company.

                  b.) individually or in conjunction with any other person, firm, agency, company, client, business, or corporation, employ or cause to be employed any trade secret in any manner whatsoever, except in furtherance of the business of Employer.

         Notwithstanding any contrary provision set forth hereinabove, and without limiting the scope of the covenants made by Employee in this Paragraph 10, Employee agrees that Employee shall, from time to time, subscribe to and execute agreements with the Company in the form and content subscribed to and executed by other employees of the Company to protect the Company's trade secrets and proprietary information.

         11. CORPORATE AUTHORITY. Employer acknowledges and agrees that Employer has the full authorization of its Board of Directors to enter into and perform all aspects of this Agreement from and after the date it is executed.

         12. BREACH. Each party to this Agreement shall indemnify and hold the other harmless for any and all losses, costs, damages, expenses, (including attorneys' fees) incurred by the indemnified party arising out of such party's breach of this Agreement or any part thereof, regardless of the judgment or decisions arising therefrom. All such losses, costs, damages, expenses and fees shall be paid within thirty (30) days following tender of a written request. Employer shall not be subject to liability for any breach caused solely by the actions or inactions of the Employee relating to duties of the Employer pursuant to the terms of this Agreement.

         13. POLICIES. No change in Employer policy, rules or regulations shall alter, modify or revoke any provision of this Employment Agreement.

         14. INDEMNITY AND HOLD HARMLESS. To the fullest extent provided by the law, Employer agrees Employer shall indemnify and hold Employee harmless from any and all liabilities and/or losses, costs, damages or expenses, (including attorney's fees) incurred by Employee in the course and scope of Employee's duties for Employer or related in any way to Employee's association with Employer, including but not limited to, liabilities arising from shareholder derivative or direct law suits. Employer shall insure Employer's ability to so indemnify Employee and shall present evidence of such insurance coverage reasonably satisfactory to Employee within thirty (30) days of the execution of this Agreement.

         15. EMPLOYER'S COVENANT REGARDING RESTRUCTURE. Employer has represented to Employee that Employer's Board of Directors intends to seriously consider a restructure of the Employer, and that the same is in the best interests of the Company. Such restructure shall be performed in such manner as necessary to maintain the highest possible share price for outstanding shares and assist Employee with his mission as set forth on Exhibit A.

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         16. SUCCESSORS. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of said parties and each of them and their heirs, administrators, representatives, executors, successors and assigns. Employer specifically agrees it will require any successor to all or substantially all of the business, stock and/or assets of the Employer to expressly assume and agree to perform obligations under this Agreement in the same manner and to the same extent that the Employer would be required to perform.

         17. SEVERABILITY. Employer and Employee agree that should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term or provision will be deemed not to be part of this Agreement.

         18. CONFIDENTIALITY. Employee and Employer agree that they shall keep the terms of this Agreement entirely confidential, except as and to the extent required to be disclosed by applicable law, code or regulation.

         19. JURISDICTION AND VENUE. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. The parties agree that any claim or action arising out of this Agreement shall be arbitrated in accordance with the arbitration provisions and guidelines set forth on Exhibit "B" attached hereto and incorporated herein by this reference. The parties anticipate that all disputes hereunder shall be arbitrated; provided, however, that any matter not subject to arbitration as a matter of law shall be brought in a court of competent jurisdiction in the county and judicial district in which the principal offices of the Company are located at the time the action is commenced.

         20. ENTIRE UNDERSTANDING. This Agreement contains all the understandings and agreements between the parties concerning Employee's employment. This Agreement replaces any and all prior agreements between Employee and Employer related to Employee's employment and any and all such prior Agreements are hereby canceled.

         21. ATTORNEY'S FEES REIMBURSEMENT. Employer agrees to reimburse Employee for Employee's reasonable attorney fees incurred by Employee in connection with the negotiation and execution of this Agreement.








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         IN WITNESS WHEREOF the parties have executed this Agreement the day and year first written above at Los Angeles, California.

EMPLOYEE:

/s/ Nikolas Konstant
-------------------------------------
Nikolas Konstant

Notices in Care of:             Nikolas Konstant
                                221 North LaSalle Street
                                Suite 3900
                                Chicago, IL 60601

And to:                         Roger V. Davidson, Esq.
                                Ballard Spahr Andrews & Ingersoll, LLP
                                1225 17th Street, Suite 2300
                                Denver, CO 80202-5596


HOLLYWOOD PARTNERS.COM, INC.


/s/ Valerie A. Broadbent
-------------------------------------
Valerie A. Broadbent, President

Notices in Care of:             Hollywood Partners.com, Inc.
                                Valerie A. Broadbent, Corporate Secretary / CAO
                                1800 Avenue of the Stars, Suite 1114
                                Los Angeles, CA  90067






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                                   Exhibit "A"

                     Job Description Chief Executive Officer

         1.       Reports to Board of Directors.
         2.       All other executives report to him.
         3. Has all authority traditionally granted to President and CEO including but not limited to sole authority to create, hire, fire, promote, demote, set salaries and other compensation and benefit levels for all executive positions, excluding other executive level positions hired and terminated by the Board of Directors, whether or not the individuals therein are also corporate officers.
         4. A substantial condition of the Employee's employment shall be to work toward the reorganization of the Company's corporate debt in an effort to clean up the balance sheet to allow for the acquisition of new business operations either by way of purchase or merger including all required due diligence, completion of any required agreements and obtaining shareholder approval if required. Failure to conclude such a transaction during the initial term of the employment will result in the forfeiture of the 20,000,000 shares of restricted common stock issued as full consideration of your duties for the initial term of the employment. Completion of such a transaction during the initial term shall automatically remove any right or claim of forfeiture.
         5.       Has authority to select and/or retain outside service
                  providers such as accountants, attorneys etc.;
         6.       Has authority to delegate any and all tasks to competent
                  individuals.






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                                   Exhibit "B"

                      Arbitration Provisions and Guidelines

                              ARBITRATION AGREEMENT

         A. Any dispute(s) or difference(s) which arise during the course of this Agreement and which either involve its interpretation or meaning, or relate to performance required hereunder shall be submitted to and resolved by binding arbitration; provided, however, that the parties are not waiving and are expressly reserving their right to seek injunctive relief by judicial process. Nevertheless, the parties may, by subsequent consent, agree to submit requests for injunctive relief to an arbitrator or arbitration panel.

         B. If either party shall, in the opinion of the other party, be in breach of or default in the performance or observance of any term or condition of this Agreement, the non-defaulting party shall notify the defaulting party in writing of such fact, and the defaulting party shall have thirty (30) days from the receipt of such notice to remedy or correct such breach or default. If the non-defaulting party asserts that the breach of default has not been timely and properly cured, it may commence arbitration as described herein and ask the arbitrator to deem this Agreement terminated and/or to grant such relief as is shown to be appropriate.

         C. In the event the parties are unable to agree upon an arbitrator to hear and resolve their differences (hereinafter the "Dispute"), each party shall designate one person licensed as an attorney in the state containing the headquarters of the Company. Said two attorneys shall select the neutral arbitrator. Unless agreed upon by the parties to the contrary, arbitration shall be by a single, neutral arbitrator (hereinafter, the "Arbitrator").

         D. If the two attorneys designated in the immediately preceding paragraph cannot agree on the selection of the Arbitrator, the matter of the selection of the Arbitrator shall be submitted to the presiding judge of the District Court for the jurisdictionally appropriate county in which the Company's principal office is located. In such event, the selection shall be limited to one person from a panel of retired judges, each party hereto submitting three names for the court to consider and from which the Arbitrator shall be selected.

         E. The Arbitrator shall have the full and absolute authority to interpret this Agreement, to deem conduct by the parties as either in compliance with or in breach of this Agreement, to terminate this Agreement, and (if a breach is found) to award appropriate damages or relief.

         F. The Dispute shall be settled in accordance with then existing law of the state in which the Company's headquarters are located. While evidence may be accepted, omitted, considered or excluded in the discretion of the Arbitrator, the Arbitrator shall be bound by that state's rules of evidence and by the application of that state's uniform act, if any, governing arbitration. The final decision of the Arbitrator shall be in the form of a reasoned decision and be served on the parties, in writing, within 20 days after the conclusion of the arbitration hearing.

         G. The Arbitrator's decision shall be binding and conclusive. Neither party shall pursue, prosecute or otherwise file any legal action or proceeding (other than to seek injunctive relief as described above). Except as provided in the uniform act, if applicable, as provided above, no appeal shall be taken from the Arbitrator's decision or from any subsequent court order confirming said decision.

         H. The parties shall equally advance the costs incurred by arbitration. The Arbitrator, however, shall have the discretion to award such costs as well as attorneys' fees to the party prevailing in the arbitration proceedings.


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